Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated February 8, 2005, on the consolidated financial statements of Buy.com Inc. as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1/A.

/s/    MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, California

February 8, 2005